IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

MACOMB COUNTY EMPLOYEES’
RETIREMENT SYSTEM, derivatively on behalf of Nominal Defendant, STAMPS.COM INC.,

Plaintiff,

v.

KENNETH T. MCBRIDE, MOHAN P. ANANDA, DAVID C. HABIGER, G. BRADFORD JONES, THEODORE R. SAMUELS II, KATIE ANN MAY, JEFFREY CARBERRY, SEBASTIAN BUERBA, JOHN ROLAND CLEM, KYLE HEUBNER, MATTHEW LIPSON, and AMINE KHECHFE,

Defendants,

-and-

STAMPS.COM INC.,

Nominal Defendant.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	C.A. No. 2019-0658-LWW

NOTICE OF PENDENCY OF DERIVATIVE ACTION, PROPOSED SETTLEMENT OF DERIVATIVE ACTION, SETTLEMENT HEARING, AND RIGHT TO APPEAR

The Delaware Court of Chancery authorized this Notice.
This is not a solicitation from an attorney.

TO: ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF SHARES OF COMMON STOCK OF STAMPS.COM INC. (“STAMPS”) AS OF THE CLOSE OF BUSINESS ON JULY 23, 2021 (“STAMPS STOCKHOLDERS”).

IF YOU ARE A NOMINEE WHO OR WHICH HELD STAMPS COMMON STOCK AS OF THE CLOSE OF BUSINESS ON JULY 23, 2021 FOR THE BENEFIT OF ANOTHER, PLEASE READ THE SECTION BELOW ENTITLED “NOTICE TO PERSONS OR ENTITIES HOLDING RECORD OWNERSHIP ON BEHALF OF OTHERS.”

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.
YOUR RIGHTS WILL BE AFFECTED BY THIS LITIGATION.

This Notice relates to a proposed settlement (the “Settlement”) of the lawsuit whose caption appears on page 1 of this Notice (the “Action”). The Action was brought by Stamps stockholders on behalf of Stamps in the Court of Chancery of the State of Delaware (the “Court”). If the Court approves the Settlement, it will resolve all claims brought, or that could have been brought, in the Action.
The complete terms of the Settlement, which will not take effect unless approved by the Court, are set forth in a Stipulation and Agreement of Compromise, Settlement, and Release, dated July 23, 2021 (the “Stipulation”), entered into by and among (i) plaintiffs Macomb County Employees’ Retirement System (the “Delaware Plaintiff”), Barton Craig Harvey, Joey Hill, and Michael Rado (the “Federal Plaintiffs,” and together with the Delaware Plaintiff, the “Plaintiffs”), derivatively on behalf of Stamps.com Inc. (“Stamps”); (ii) defendants Kenneth T. McBride, Mohan P. Ananda, David C. Habiger, G. Bradford Jones, Theodore R. Samuels II, Katie Ann May (the “Director Defendants”), Jeffrey Carberry, Sebastian Buerba, John Roland Clem, Kyle Huebner, Matthew Lipson, and Amine Khechfe (the “Officer Defendants,” and together with the Director Defendants, the “Defendants”); and (iii) Stamps, as nominal defendant (together with Plaintiffs and Defendants, the “Parties”).[1]
Because this Action was brought as a derivative action on behalf of Stamps, the benefits of the Settlement will go directly to Stamps and not to Stamps Stockholders. Thus, Stamps Stockholders will not submit claims in connection with the Settlement.

WHAT IS THE PURPOSE OF THIS NOTICE?

The purpose of this Notice is to inform Stamps Stockholders about (a) the Action; (b) the Settlement; (c) Stamps Stockholders’ rights with respect to the Settlement; and (d) the hearing that the Court will hold on September 30, 2021, at 9:30a.m., at the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801 (or by telephonic or video means as may be designated by the Court in the interest of public safety).
At this hearing (the “Settlement Hearing”), the Court will, among other things: (a) determine whether the Delaware Plaintiff and counsel for the Delaware Plaintiff have adequately represented the interests of Stamps and its stockholders; (b) determine whether the Settlement is fair, reasonable, and adequate to Plaintiffs, Stamps and its stockholders, and should be approved by the Court; (c) determine whether a Settlement Approval Order should be entered dismissing the Action with prejudice; (d) determine whether the Fee and Expense Application should be approved; (e) hear and consider any objections to the Settlement or the Fee and Expense Application to be submitted by Plaintiffs’ Counsel; and (f) consider any other matters concerning the Settlement that may properly be brought before the Court.
________________________
[1] Unless otherwise defined herein, capitalized terms used in this Notice shall have the meanings assigned to them in the Stipulation. A copy of the Stipulation is available for review at the following website: StampsDerivativeSettlement.com.

WHAT IS THIS CASE ABOUT?

THE FOLLOWING DESCRIPTION OF THE ACTION HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS. THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF ANY FINDINGS OF FACT.
On August 19, 2019, City of Cambridge Retirement System filed a derivative case on behalf of Stamps. On October 25, 2019, Stamps and Defendants moved to dismiss the complaint pursuant to Court of Chancery Rules 23.1 and 12(b)(6) for failure to adequately plead demand futility and failure to state a claim. Stamps and Defendants also moved to stay the case pending the outcome of a securities class action then pending in the United States District Court for the Central District of California. In May 2020, Macomb County Employees’ Retirement System took over as Delaware Plaintiff and filed a Verified Stockholder Derivative Complaint in Intervention (the “Complaint”). This case is now captioned Macomb County Employees’ Retirement System v. McBride, et al., Case No. 2019-0658 (Del. Ch.) (the “Action”). When the Delaware Plaintiff intervened, the parties agreed that Stamps and Defendants’ pending motion to dismiss would be deemed Stamps’ and Defendants’ response to the Complaint. The Complaint alleged claims for: (i) breach of fiduciary duty relating to the approval and implementation of a business plan allegedly designed to abuse the United States Postal Service’s reseller program, allegedly false or misleading public statements made on behalf of Stamps, and the approval of Stamps’ stock repurchases; (ii) insider selling and unjust enrichment as a result of the alleged insider sales; and (iii) corporate waste relating to the approval of Stamps’ stock repurchases. On March 9, 2021, the Court of Chancery issued a bench ruling granting in part and denying in part Stamps and Defendants’ motion to dismiss.
Other derivative actions were filed in the U.S. District Court for the Central District of California and the U.S. District Court for the District of Delaware. These federal derivative actions were later consolidated in the U.S. District Court for the District of Delaware (the “Delaware Federal Action”) and were stayed pending resolution of this Action.
In an attempt to reach a settlement of the remaining claims in this Action, counsel for the Parties participated in a full-day mediation in April 2021. Counsel made progress towards a settlement during that mediation, but did not reach a settlement. After the mediation, counsel for the Parties engaged in extensive arms’-length discussions and negotiations concerning a settlement of the remaining claims in the Action and ultimately reached an agreement in principle to settle the Action on June 3, 2021. The Parties then drafted and negotiated the Stipulation to memorialize the terms of the Settlement. Plaintiffs intend to submit a Fee and Expense Application to the Court.

WHAT ARE THE TERMS OF THE PROPOSED SETTLEMENT?
In consideration of the proposed Settlement, Stamps will adopt and implement certain Corporate Governance Reforms and Defendants will cause their insurance carriers to pay $30 million to Stamps (the “Cash Payment”). Stamps will pay a Fee and Expense Award to Plaintiffs’ Counsel out of that Cash Payment. Defendants shall have no responsibility for, and no liability with respect to, the payment of the Cash Payment or the Fee and Expense Award. The Action will be dismissed with prejudice. The Plaintiffs will release Defendants from claims relating to the

Action or the Delaware Federal Action, and Defendants will release Plaintiffs from any claim relating to the bringing and prosecution of the Action or the Delaware Federal Action. The Delaware Federal Action also will be dismissed with prejudice.

HOW WILL PLAINTIFFS’ COUNSEL BE PAID?
Before approval of the proposed Settlement, Plaintiffs’ Counsel will file a Fee and Expense Application with the Court seeking a Fee and Expense Award not to exceed $6.9 million. If the Parties have agreed on the Fee and Expense Award before approval, then Defendants will not take any position on the amount of the Fee and Expense Award. If the Parties are unable to reach agreement on the Fee and Expense Award then Defendants reserve the right to oppose some or all of any requested Fee and Expense Award.
The Fee and Expense Award will be paid, or caused to be paid, by Stamps solely out of the Cash Payment.
The Parties’ did not discuss the Fee and Expense Award until after all other material terms of the Settlement were agreed.

WHY ARE THE PARTIES SETTLING?
The Parties have determined that it is desirable and beneficial that the Action and any dispute related thereto is fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.
Plaintiffs and Plaintiffs’ Counsel have thoroughly considered the facts and law underlying the Action. They believe that the claims asserted in the Action have merit. Nonetheless, Plaintiffs and Plaintiffs’ Counsel also recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against Defendants through trial and appeal. Plaintiffs and Plaintiffs’ Counsel recognize the uncertain outcome and risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel are also mindful of the difficulty proving the violations asserted in the Action. In consideration of the mediation that led to the Settlement and after weighing the risks of continued litigation, Plaintiffs and Plaintiffs’ Counsel have determined that it is in the best interests of Stamps and its stockholders that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation, and that these terms and conditions are fair, reasonable, and adequate.
Defendants have denied and continue to deny all material allegations made by Plaintiffs in the Action and the Delaware Federal Action, including any and all allegations of wrongdoing, liability, and damages. Defendants have denied and continue to deny that they acted improperly in connection with the matters alleged in the Action, that they sold or allowed to be sold Stamps stock using material non-public information, that they breached their fiduciary duties, or that they made any misstatements or materially misleading omissions.

Defendants believe that they have substantial defenses to the claims alleged against them in the Action and the Delaware Federal Action. Defendants believe that, at all relevant times, they acted in good faith, and in a manner they reasonably believed to be in the best interests of Stamps and its stockholders. Nevertheless, Defendants have concluded that further litigation would be time-consuming and expensive. After weighing the costs, disruption, and distraction of continued litigation, Defendants have determined, solely to eliminate the risk, burden, and expense of further litigation, and without admitting any wrongdoing or liability whatsoever, that the Action should be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Defendants do so with the understanding that neither the Stipulation, nor any document referred to therein, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as an admission by or against Defendants of any fault, wrongdoing, or liability whatsoever or the lack of merit of any defense that has been or could have been asserted in the Action.

WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

If the Settlement is approved, the Court will enter an order and final judgment (the “Settlement Approval Order”). Pursuant to the Settlement Approval Order, upon the Effective Date of the Settlement, the Action will be dismissed with prejudice and the following Releases will occur:
(a)    Plaintiffs and each of the other Released Plaintiff Parties shall be deemed to have, and by operation of law and the Settlement Approval Order shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged the Released Plaintiff Parties’ Claims.
(b)    Defendants and each of the other Released Defendant Parties shall be deemed to have, and by operation of law and the Settlement Approval Order shall have, fully, finally, and forever released, relinquished, and discharged the Released Defendant Parties’ Claims.
Until the Court decides whether to approve the Settlement, Plaintiffs and all other Stamps Stockholders are barred and enjoined from commencing, instituting, or prosecuting any of the Released Plaintiff Parties’ Claims against any of the Released Defendant Parties.
The Stipulation defines these capitalized terms as follows:
“‘Claims’ means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, judgments, defenses, counterclaims, offsets, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, that were or that could have been asserted in any court, tribunal, forum or proceeding based on any law or rule, including but not limited to federal law, state law, local law, statutes, regulations, ordinances and common law.”

“‘Released Claims’ means Released Plaintiff Parties’ Claims and Released Defendant Parties’ Claims, but ‘Released Claims’ does not include any Claims to enforce this Stipulation, the Settlement, the Fee and Expense Award, the Settlement Approval Order, or any other document memorializing the Settlement of the Action.”
“‘Released Defendant Parties’ means, whether or not each or all of the following Persons were named, served with process, or appeared in the Action: (i) Defendants; (ii) Defendants’ advisors, agents, assigns, attorneys, estates, heirs, insurers, reinsurers, spouses and other representatives; (iii) Stamps and its past and present directors and officers, as well as each of their advisors, agents, assigns, attorneys, estates, heirs, insurers, reinsurers, spouses, and other representatives.
“‘Released Defendant Parties’ Claims’ means any and all Claims, including Unknown Claims, that Defendants have asserted or could have asserted against Released Plaintiff Parties based upon, arising out of, relating in any way to, or involving, directly or indirectly, the Released Plaintiff Parties’ institution and prosecution of the Action. For the avoidance of doubt:
The Released Defendant Parties’ Claims do not include any Claim to enforce this Stipulation, the Settlement, the Settlement Approval Order, or any other document memorializing the Settlement of the Action.
The Released Defendant Parties’ Claims do not include any Claim by Defendants against Stamps for indemnification.”
“‘Released Parties’ means the Released Defendant Parties and the Released Plaintiff Parties.”
“‘Released Plaintiff Parties’ means, whether or not each or all of the following Persons were named, served with process, or appeared in the Action or the Delaware Federal Action, Plaintiffs (acting on their own behalf and derivatively on behalf of Stamps), Stamps, Stamps Stockholder(s), and their advisors, agents, assigns, attorneys, estates, heirs, insurers, reinsurers, spouses and other representatives.”
“‘Released Plaintiff Parties’ Claims’ means any and all Claims, including Unknown Claims, through the date of the execution of the Stipulation that:
Plaintiffs asserted in the Action or the Delaware Federal Action;

Plaintiffs could have asserted in the Action or the Delaware Federal Action based upon, arising out of, relating in any way to, or involving, directly or indirectly, the allegations, transactions, facts, occurrences, events, acts, disclosures, representations, statements, omissions, breaches of fiduciary duty or failures to act alleged, involved, set forth, or referred to in the Action or the Delaware Federal Action, including but not limited to any allegations, transactions, facts, occurrences, events, acts, disclosures, representations, statements, omissions, breaches of fiduciary duty or failures to act based upon, arising out of, relating in any way to, or involving, directly or indirectly, Stamps’ relationship and contracts with the USPS, Stamps’ relationship and contracts with USPS postage resellers, the USPS’s relationship and contracts with USPS postage resellers, Stamps’ methods of monetizing its mailing and shipping customer volume and their effect on Stamps’ financial results and outlook, the purchase or sale of Stamps’ stock by any current or former director, officer, or employee of Stamps based upon his or her alleged knowledge of material non-public information, director and officer compensation, the repurchase of Stamps’ stock by Stamps, Stamps’ internal controls, or Stamps’ expenditure of company funds in connection with the Action, the Delaware Federal Action, the Securities Class Action, or any other similar matter;
Relating in any way to any demand by a Stamps Stockholder, including, but not limited to, under Fed. R. Civ. P. 23.1, Del. R. Ch. Ct. 23.1 or similar rule based upon, arising out of, relating in any way to, or involving, directly or indirectly, anything identified in Paragraphs 1.18.1 or 1.18.2 above; or
Plaintiffs or any other Stamps Stockholder could have asserted with respect to the Settlement or the Action if Thoma Bravo’s acquisition of Stamps closes or any other merger, sale, or consolidation of Stamps closes, including but not limited to Claims of the types discussed in In re Primedia, Inc. S’holders Litig., 67 A.3d 455 (Del. Ch. 2013) and In re Riverstone Nat’l, Inc. Stockholder Litig., 2016 WL 4045411 (Del. Ch. July 28, 2016).
For the avoidance of doubt, Released Plaintiff Parties’ Claims do not include any Claim to enforce this Stipulation, the Settlement, the Fee and Expense Award, the Settlement Approval Order, or any other document memorializing the Settlement of the Action, nor any Claim (including one for appraisal pursuant to 8 Del. C. § 262) relating to Thoma Bravo’s acquisition of Stamps or any other merger, sale, or consolidation of Stamps other than as expressly stated in Paragraph 1.18.4.”

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD? DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT HEARING?
The Court will consider the Settlement and all matters related to the Settlement at the Settlement Hearing. The Settlement Hearing will be held before Vice Chancellor Lori W. Will, on September 30, 2021 at 9:30a.m., at the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801 (or by telephonic or video means as may be designated by the Court in the interest of public safety). The Court may change the date or time of the Settlement Hearing without further notice to the stockholders.
At the Settlement Hearing, the Court will consider, among other things: the matters listed on page 3 under the heading “WHAT IS THE PURPOSE OF THIS NOTICE?”
Any Stamps Stockholder who was a stockholder of Stamps as of the Record Date and continues to own shares of Stamps common stock, and who objects to the Settlement or the Fee and Expense Application, or who otherwise wishes to be heard, may appear in person or through his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no such Person shall be heard, and no papers, briefs, pleadings, or other documents submitted by any such Person shall be received and considered by the Court unless, no later than ten calendar days before the Settlement Hearing, such Person files with the Register in Chancery, Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801, and serves upon the attorneys listed below: (a) a written and signed notice of intention to appear, which states the name, address, telephone number, and email address (if available) of the objector and, if represented, of his, her, or its counsel; (b) proof that the objector owned shares of Stamps stock as of the Record Date and continues to hold such shares; and (c) a written, detailed statement of the Person’s objections to any matter before the Court, and the specific grounds therefor or the reasons why such Person desires to appear and to be heard, as well as all documents and writings which such Person desires the Court to consider, including any legal and evidentiary support. These writings must also be served by File & ServeXpress, by email, by hand, by first-class mail, or by express service upon the following attorneys such that they are received no later than ten calendar days before the Settlement Hearing:

To Plaintiffs:
Ned Weinberger (Bar No. 5256)
Mark Richardson (Bar No. 6575)
LABATON SUCHAROW LLP
300 Delaware Avenue, Suite 1340
Wilmington, DE 19801
(302) 573-2540

-and-

David MacIsaac
John Vielandi
LABATON SUCHAROW LLP
140 Broadway
New York, NY 10005
(212) 907-0700
Lead Counsel for Plaintiff Macomb County Employees’ Retirement System and Co-Lead Counsel for Plaintiff Barton Craig Harvey

Daniel B. Rehns
Frank R. Schirripa
HACH ROSE SCHIRRIPA & CHEVERIE LLP
112 Madison Avenue, 10th Floor
New York, New York 10016
Tel: (212) 213-8311
Co-Lead Counsel for Plaintiff Barton Craig Harvey

Thomas J. McKenna
Gregory M. Egleston
GAINEY McKENNA & EGLESTON
501 Fifth Avenue, 19th Floor
New York, NY 10017
Tel: (212) 983-1300
Fax: (212) 983-0383
Email: tjmckenna@gme-law.com
Email: egleston@gme-law.com
Executive Committee Counsel

Benjamin I. Sachs-Michaels
Daniella Quitt
GLANCY PRONGAY & MURRAY LLP
712 Fifth Avenue
New York, NY 10019
Telephone: (212) 935-7400
Email: bsachsmichaels@glancylaw.com
Email:dquitt@glancylaw.com
Executive Committee Counsel

To Defendants McBride, Huebner, Carberry, Buerba, Clem, Lipson, and Khechfe:
Craig Varnen
Michael M. Farhang
GIBSON DUNN & CRUTCHER
333 S. Grand Avenue
Los Angeles, CA 90071-319
(213) 229-7000
Counsel for Defendants Kenneth T. McBride, Kyle Huebner, Jeffrey Carberry, Sebastian Buerba, John Roland Clem, Matthew Lipson, and Amine Khechfe

To Defendants Ananda, Jones, and May:
Srinivas M. Raju (#3313)
RICHARDS LAYTON & FINGER, P.A.
One Rodney Square
920 North King Street
Wilmington, DE 1980
(302) 651-7700
Counsel for Defendants Mohan P. Ananda, G. Bradford Jones, and Katie Ann May

To Defendants Habiger and Samuels	Glenn K. Vanzura Matthew H. Marmolejo MAYER BROWN LLP 350 S. Grand Avenue Los Angeles, CA 90071-150 (213) 229-9500 Counsel for Defendants David C. Habiger and Theodore R. Samuels II
To Stamps:
Jon E. Abramczyk (#2432)
Alexandra M. Cumings (#6146)
MORRIS, NICHOLS, ARSHT & TUNNELL LLP
1201 North Market Street
Wilmington, DE 19801
(302) 658-9200
Counsel for Nominal Defendant Stamps.com Inc.

Richard H. Zelichov
Jonathan Rotenberg
KATTEN MUCHIN ROSENMAN LLP
2029 Century Park East
Suite 2600
Los Angeles, CA 90067
Of Counsel for Nominal Defendant Stamps.com Inc.

Unless the Court orders otherwise, any person or entity who or which does not make his, her or its objection in the manner provided herein shall be deemed to have waived his, her or its right to object to any aspect of the Settlement and shall be forever barred and foreclosed from objecting to the fairness, reasonableness or adequacy of the Settlement, or from otherwise being heard concerning the Settlement in this or any other proceeding.

NOTICE TO PERSONS OR ENTITIES HOLDING RECORD OWNERSHIP ON BEHALF OF OTHERS
If you are a brokerage firm, bank, or other person or entity who or that held shares of common stock of Stamps as of the close of business on July 23, 2021, as a record holder for the beneficial interest of persons or organizations other than yourself, you are hereby requested to promptly send this Notice to all of the respective beneficial owners. If additional copies of this Notice are needed for forwarding to such beneficial owners, any requests for such copies may be made to:
Stamps.com Derivative Litigation
c/o Kroll Settlement Administration

PO Box 5324
New York, NY 10150-5324
info@StampsDerivativeSettlement.com

WHERE CAN I FIND ADDITIONAL INFORMATION?
This Notice contains only a summary of the terms of the Settlement. For more detailed information about the matters involved in the Action, you may refer to the papers on file in the Action, including the Stipulation, which may be inspected during regular office hours at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801. Additionally, copies of the Stipulation and any related orders entered by the Court will be posted at the following website: StampsDerivativeSettlement.com.
For more information concerning the Settlement, you may also call or write to counsel for the Delaware Plaintiff at LABATON SUCHAROW LLP, 300 Delaware Avenue, Suite 1340, Wilmington, DE 19801, Telephone: (302) 573-2540.
DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF
THE REGISTER IN CHANCERY REGARDING THIS NOTICE.
Dated: July 30, 2021

BY ORDER OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE